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                                                                    EXHIBIT 2.3



                      CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                            VENUS EXPLORATION, INC.

                                      INTO

                               XPLOR CORPORATION

            (Pursuant to Section 253 of the General Corporation Law
                           of the State of Delaware)

                  Xplor Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Parent"), does hereby certify as follows:

                  FIRST: The Parent was incorporated in Delaware on September 5, 1985 under the name "Xplor Corporation."

                  SECOND: The Parent owns all of the issued and outstanding shares of capital stock of Venus Exploration, Inc., a Delaware corporation (the "Subsidiary").

                  THIRD: The Board of Directors of the Parent has determined to merge the Subsidiary with and into the Parent and did adopt resolutions to so merge by Written Consent in Lieu of a Meeting adopted June 3, 1997. A true and correct copy of such resolutions is attached hereto as Exhibit A.

                  FOURTH: The Certificate of Incorporation of the Parent shall continue to be the Certificate of Incorporation of the surviving corporation until amended in accordance with applicable law, except that Article One thereof shall be amended to read in its entirety as follows:

                  "The name of the Corporation is Venus Exploration, Inc."



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                  IN WITNESS WHEREOF, the Parent has caused this Certificate of
Ownership and Merger to be executed as of June 3, 1997.



                                       XPLOR CORPORATION



                                       By:       /s/ John Y. Ames
                                           ------------------------------------
                                       Name:     John Y. Ames
                                             ----------------------------------
                                       Title:    President
                                             ----------------------------------
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                                   EXHIBIT A

                  Pursuant to the provisions of Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL"), the undersigned, being all of the duly elected, qualified and acting members of the Board of Directors (the "Board") of Xplor Corporation, a Delaware corporation (the "Corporation"), waiving any required notice, do hereby consent in writing to the adoption of the following resolutions without the holding of a meeting, such resolutions to have the same force and effect as if duly adopted at a meeting of the Board which was duly called and held in accordance with the Certificate of Incorporation and Bylaws of the Corporation and at which all the members were present and acting throughout:

         Approval of Merger

                  WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to merge Venus Exploration, Inc., a Delaware corporation and a wholly owned subsidiary of the Corporation ("Venus"), with and into the Corporation.

                  NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Agreement and Plan of Merger (the "Plan of Merger") attached hereto as Exhibit A are hereby approved in all respects; and further

                  RESOLVED, that in accordance with the Plan of Merger and pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), the merger (the "Merger") of Venus with and into the Corporation is hereby approved and adopted in all respects, and that each of the officers of the Corporation is hereby authorized and empowered, for and on behalf of the Corporation and in its name, to execute a certificate of ownership and merger (the "Merger Certificate") attached hereto as Exhibit B with respect to the Merger in such form as such officers shall approve (such approval to be conclusively evidenced by the execution of the Merger Certificate by such officer on behalf of the Corporation) on behalf of the Corporation in accordance with the relevant provisions of the DGCL; and further

                  RESOLVED, that the amendment of Article One of the Certificate of Incorporation of the Corporation to change the name of the Corporation to Venus Exploration, Inc. is hereby approved; and further

                  RESOLVED, that the officers of the Corporation are hereby authorized and empowered, for and on behalf of the Corporation, to cause the Merger Certificate to be filed in the office of the Secretary of State of the State of Delaware.




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         Change in Accountant

                  WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to replace the Corporation's existing independent accountant, Arthur Andersen LLP ("AA"), with KPMG Peat Marwick LLP ("KPMG").

                  NOW, THEREFORE, BE IT RESOLVED, that the officers of the Corporation are hereby authorized to notify each of AA and KPMG of the replacement and to do such other things as are necessary to effect such replacement.

         Change of Trading Symbol

                  WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to change its trading symbol on the NASDAQ Small-Cap Market from "XPLR" to "VENX" in connection with the transactions contemplated by the Plan of Merger.

                  NOW, THEREFORE, BE IT RESOLVED, that the officers of the Corporation are authorized and empowered to do such things as are necessary to effect such change of the Corporation's trading symbol; and further

         General

                  RESOLVED, that the officers of the Corporation are each hereby authorized and empowered, for and on behalf of the Corporation, to take or cause to be taken any and all action, to enter into, execute and deliver any and all certificates, agreements, applications, affidavits, acknowledgments, instruments, contracts, statements and other documents and to do any and all things that, in the judgment of the officer taking such action, are necessary or advisable to effectuate and carry out the purposes and intent of the foregoing resolutions, the taking of any such action, the execution of any such documents and the doing of any such other things by any of such officers conclusively to evidence the due authorization and approval thereof by this Board; and further

                  RESOLVED, that all acts and deeds previously performed by any of the officers of the Corporation prior to the date of these resolutions that are within the authority conferred by the foregoing resolutions are hereby approved, ratified and confirmed as the authorized acts and deeds of the Corporation.




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                  IN WITNESS WHEREOF, the undersigned directors of the
Corporation have executed this Unanimous Written Consent as of the date first above written.



                                        /s/ Eugene L. Ames, Jr.
                                        ---------------------------------------
                                        Eugene L. Ames, Jr.


                                        /s/ John Y. Ames
                                        ---------------------------------------
                                        John Y. Ames


                                        /s/ Martin A. Bell
                                        ---------------------------------------
                                        Martin A. Bell


                                        /s/ J. Morton Davis
                                        ---------------------------------------
                                        J. Morton Davis


                                        /s/ James W. Gorman, Jr.
                                        ---------------------------------------
                                        James W. Gorman, Jr.


                                        /s/ Jere W. McKenny
                                        ---------------------------------------
                                        Jere W. McKenny


                                        /s/ John H. Pinkerton
                                        ---------------------------------------
                                        John H. Pinkerton